                                  PURCHASE AGREEMENT

                                DATED OCTOBER 7, 1998

                                     BY AND AMONG

                                THE COBALT GROUP, INC.

                                         AND

                              THE PURCHASER NAMED HEREIN

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                                  TABLE OF CONTENTS

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
1.   AUTHORIZATION AND CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . .4
          1.1    AUTHORIZATION OF THE SERIES B PREFERRED STOCK . . . . . . . . . . .4
          1.2    PURCHASE AND SALE OF THE SERIES B PREFERRED STOCK . . . . . . . . .4
          1.3    THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

2.   CONDITIONS OF THE PURCHASER'S OBLIGATION AT THE CLOSING . . . . . . . . . . . .5
          2.1    REPRESENTATIONS AND WARRANTIES; COVENANTS . . . . . . . . . . . . .5
          2.2    AMENDMENT OF ARTICLES OF INCORPORATION. . . . . . . . . . . . . . .5
          2.3    REGISTRATION AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .5
          2.4    SHAREHOLDERS AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .5
          2.5    SALE OF SERIES B PREFERRED STOCK TO THE PURCHASER . . . . . . . . .6
          2.6    KEY-MAN LIFE INSURANCE. . . . . . . . . . . . . . . . . . . . . . .6
          2.7    BLUE SKY CLEARANCE. . . . . . . . . . . . . . . . . . . . . . . . .6
          2.8    OPINION OF THE COMPANY'S COUNSEL. . . . . . . . . . . . . . . . . .6
          2.9    MANAGEMENT SERVICES AGREEMENT . . . . . . . . . . . . . . . . . . .6
          2.10   CONFIDENTIALITY AND NONCOMPETITION AGREEMENT. . . . . . . . . . . .6
          2.11   DELIVERY OF REDEMPTION OFFER. . . . . . . . . . . . . . . . . . . .7
          2.12   CLOSING DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . .7

3.   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
          3.1    FINANCIAL STATEMENTS AND OTHER INFORMATION. . . . . . . . . . . . .7
          3.2    INSPECTION OF PROPERTY. . . . . . . . . . . . . . . . . . . . . . .9
          3.3    RESTRICTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .9
          3.4    AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . 12
          3.5    COMPLIANCE WITH AGREEMENTS. . . . . . . . . . . . . . . . . . . . 13
          3.6    CURRENT PUBLIC INFORMATION. . . . . . . . . . . . . . . . . . . . 13
          3.7    RESERVATION OF COMMON STOCK . . . . . . . . . . . . . . . . . . . 14
          3.8    FIRPTA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
          3.9    REDEMPTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

4.   TRANSFER OF RESTRICTED SECURITIES . . . . . . . . . . . . . . . . . . . . . . 15
          4.1    GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . 15
          4.2    OPINION DELIVERY. . . . . . . . . . . . . . . . . . . . . . . . . 15
          4.3    LEGEND REMOVAL. . . . . . . . . . . . . . . . . . . . . . . . . . 16

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . . . 16
          5.1    ORGANIZATION AND CORPORATE POWER. . . . . . . . . . . . . . . . . 16


          5.2    CAPITAL STOCK AND RELATED MATTERS . . . . . . . . . . . . . . . . 16
          5.3    SUBSIDIARIES; INVESTMENTS . . . . . . . . . . . . . . . . . . . . 17
          5.4    AUTHORIZATION; NO BREACH. . . . . . . . . . . . . . . . . . . . . 17
          5.5    FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . 18
          5.6    ABSENCE OF UNDISCLOSED LIABILITIES. . . . . . . . . . . . . . . . 18
          5.7    NO MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . . . . . . . . 19
          5.8    ABSENCE OF CERTAIN DEVELOPMENTS . . . . . . . . . . . . . . . . . 19
          5.9    ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
          5.10   TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
          5.11   CONTRACTS AND COMMITMENTS . . . . . . . . . . . . . . . . . . . . 21
          5.12   PROPRIETARY RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . 23
          5.13   LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
          5.14   BROKERAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
          5.15   GOVERNMENTAL CONSENT. . . . . . . . . . . . . . . . . . . . . . . 24
          5.16   INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
          5.17   EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
          5.18   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
          5.19   COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . . . . . 27
          5.20   AFFILIATED TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . 27
          5.21   REAL PROPERTY HOLDING CORPORATION STATUS. . . . . . . . . . . . . 27
          5.22   DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
          5.23   CLOSING DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
          5.24   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

6.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
          6.1    EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
          6.2    REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
          6.3    PURCHASER'S INVESTMENT REPRESENTATIONS. . . . . . . . . . . . . . 31
          6.4    CONSENT TO AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . 32
          6.5    SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . 32
          6.6    SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . 32
          6.7    SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . 33
          6.8    COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 33
          6.9    DESCRIPTIVE HEADINGS; INTERPRETATION. . . . . . . . . . . . . . . 33
          6.10   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . 33
          6.11   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33


                                  PURCHASE AGREEMENT

       THIS AGREEMENT is made as of October 7, 1998 by and among The Cobalt Group, Inc., a Washington corporation (the "Company"), and the Person listed on the Schedule of Purchasers attached hereto (referred to herein as the "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

The parties hereto agree as follows:

1.     AUTHORIZATION AND CLOSING

       1.1     AUTHORIZATION OF THE SERIES B PREFERRED STOCK

       The Company shall authorize the issuance and sale to the Purchaser of 1,858,100 shares of its Series B Preferred Stock, par value $0.01 per share, and 5,118,091 shares of its Series B-1 Preferred Stock, par value $0.01 per share (together, the "Series B Preferred Stock," which Series B Preferred Stock, together with the Company's outstanding and issued shares of Series A Preferred Stock shall be herein referred to as the "Preferred Stock"). The Preferred Stock is convertible into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock").

       1.2     PURCHASE AND SALE OF THE SERIES B PREFERRED STOCK

       At the Closing, the Company shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company the number of shares of Series B Preferred Stock set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto at a price of $4.20 per share, for a total price of $29,300,002.20 (the "Purchase Price").

       1.3     THE CLOSING

       The closing of the purchase and sale of the Series B Preferred Stock
(the "Closing") shall take place at the offices of Stoel Rives LLP, 3600 One Union Square, Seattle, WA 98101 at 7:00 a.m. on October 7, 1998, or at such other place, date or time as may be mutually agreeable to the Company and the Purchaser. At the Closing, the Company shall deliver to the Purchaser stock certificates evidencing the Series B Preferred Stock to be purchased by such Purchaser, registered in such Purchaser's or its nominee's name, upon payment of the purchase price thereof by wire transfer of immediately available funds to the Company's account at Silicon Valley Bank in Seattle, Washington in the aggregate amount set forth on the Schedule of Purchasers.

2.     CONDITIONS OF THE PURCHASER'S OBLIGATION AT THE CLOSING

       The obligation of the Purchaser to purchase and pay for the Series B Preferred Stock at the Closing is subject to the satisfaction as of the Closing of the following conditions:

       2.1     REPRESENTATIONS AND WARRANTIES; COVENANTS

       The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

       2.2     AMENDMENT OF ARTICLES OF INCORPORATION

       The Company's Articles of Incorporation (the "Articles of
Incorporation") shall have been amended to include the provisions set forth in EXHIBIT A hereto, shall be in full force and effect under the laws of the State of Washington as of the Closing as so amended and shall not have been further amended or modified.

       2.3     REGISTRATION AGREEMENT

       The Productivity Fund III, L.P., a Delaware limited partnership (the "Productivity Fund"), Environmental Private Equity Fund II, L.P., a Delaware limited partnership (the "Environmental Private Equity Fund") and Mark Koulogeorge (together, the "Series A Purchasers"), the Company and the Purchaser shall have entered into a First Amendment to the Registration Agreement, dated February 28, 1997 in the form and substance as set forth in EXHIBIT B attached hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing.

       2.4     SHAREHOLDERS AGREEMENT

       The Company, the Purchaser, the Series A Purchasers, Geoffrey Barker, John Holt and the individual shareholders named therein shall have entered into a First Amendment to the Amended and Restated Shareholders Agreement dated May 18, 1995 and amended and restated as of February 28, 1997 in the form and substance as set forth in EXHIBIT C attached hereto (the "Shareholders Agreement"), and the Shareholders Agreement shall be in full force and effect as of the Closing.

       2.5     SALE OF SERIES B PREFERRED STOCK TO THE PURCHASER

       The Company shall have sold to the Purchaser the Series B Preferred Stock to be purchased by it hereunder at the Closing and shall have received payment therefor in full.

       2.6     KEY-MAN LIFE INSURANCE

       The Company shall have obtained key-man life insurance policies on the lives of each of Geoffrey T. Barker and John W.P. Holt in the face amount of $1,500,000 each, which policies shall be in full force and effect as of the Closing. Such insurance policies shall name the Purchaser as beneficiary and shall provide that such insurance policies may not be cancelled unless the insurance carrier gives at least 30 days' prior written notice of such cancellation to the Purchaser. An executed copy of both policies (with evidence of all corporate and board approval) shall be delivered to the Purchaser within 10 business days of the date hereof.

       2.7     BLUE SKY CLEARANCE

       The Company shall have made all filings under applicable state securities laws necessary to consummate the issuance of the Series B Preferred Stock pursuant to this Agreement in compliance with such laws.

       2.8     OPINION OF THE COMPANY'S COUNSEL

       The Purchaser shall have received from Stoel Rives LLP, counsel for the Company, an opinion with respect to the matters set forth in EXHIBIT D attached hereto, which shall be addressed to the Purchaser, dated the date of the Closing and in form and substance reasonably satisfactory to the Purchaser.

       2.9     MANAGEMENT SERVICES AGREEMENT

       First Analysis Securities Corporation ("First Analysis") and the Company shall have entered into a First Amendment to the Management Services Agreement, dated as of February 28, 1997 in the form and substance as set forth in EXHIBIT E attached hereto.

       2.10    CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

       The Company shall have entered into a confidentiality and noncompetition agreement in form and substance as set forth in EXHIBIT F attached hereto (the "Confidentiality and Noncompetition Agreement"), with each of Geoffrey T. Barker and John W.P. Holt and the

Confidentiality and Noncompetition Agreement shall be in full force and effect as of the Closing.

       2.11    DELIVERY OF REDEMPTION OFFER

       The Company shall have delivered written notice of the offer of redemption (the "Redemption Offer") to each holder of shares of Common Stock and of shares of Series A Preferred Stock to be redeemed in accordance with the provisions of paragraph 3.9, below, and shall have received binding acceptances of the Redemption Offer with respect to at least 2,173,204 shares of Common Stock and at least 2,404,652 shares of Series A Preferred Stock, pursuant to which the Company shall redeem the above shares (the "Redemption"). Such Redemption shall be effective as of the Closing Date.

       2.12    CLOSING DOCUMENTS

       The Company shall have delivered to the Purchaser all of the following documents:

               (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and paragraphs 2.1 through 2.9, inclusive, have been fully satisfied;

               (ii) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Shareholders Agreement, and each of the other agreements contemplated hereby, the filing of the amendment to the Articles of Incorporation referred to in paragraph 2.2, the issuance and sale of the Series B Preferred Stock, the reservation for issuance upon conversion of the Series B Preferred Stock an aggregate of 6,976,190 shares of Common Stock and the consummation of all other transactions contemplated by this Agreement;

               (iii) certified copies of the Amended and Restated Articles of Incorporation and the Company's bylaws, each as in effect at the Closing; and copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings).

3.     COVENANTS

       3.1     FINANCIAL STATEMENTS AND OTHER INFORMATION

       The Company shall deliver to the Purchaser, who is at the time a holder of Underlying Common Stock:

               (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited statements of income and cash flows of the Company for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and balance sheets of the Company as of the end of such monthly period, selling forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

               (ii) within 90 days after the end of each fiscal year, statements of income and cash flows of the Company for such fiscal year, and a balance sheet of the Company as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) an opinion of an independent accounting firm of recognized national standing selected by the board of directors;

               (iii) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

               (iv) prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets;

               (v) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or (to its knowledge) any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press release and other statements made available generally by the Company to the public concerning material developments in the Company's business, and

               (vi) with reasonable promptness, such other operating information and financial data concerning the Company as any Person entitled to receive information under this paragraph 3.1 may reasonably request.

       Each of the financial statements referred to in subparagraphs (i) and
(ii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company). For purposes of this Agreement and the Registration Agreement, all holdings of Underlying Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement and the Registration Agreement.

       3.2     INSPECTION OF PROPERTY

       Prior to a Qualified Public Offering (used herein as defined in the Registration Agreement), the Company shall permit representatives designated by any Purchaser who is at the time a holder of the Underlying Common Stock, upon reasonable notice, during normal business hours and upon delivery of an executed confidentiality agreement by such representative in a form reasonably satisfactory to the Company to (i) visit and inspect any of the properties of the Company, (ii) examine the corporate and financial records of the Company and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of the Company with the directors, officers, key employees and independent accountants of the Company. The presentation of an executed copy of this Agreement by any Purchaser to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such representatives.

       Each holder of Underlying Common Stock that is a "venture capital operating company" for purposes of Department of Labor Regulation Section 2510.3-101 shall in addition to all other rights granted under this Agreement have the right to consult with and advise the officers of the Company with respect to the management of the Company.

       3.3     RESTRICTIONS

       Subject to the last sentence of this Section 3.3, without the consent of the majority of the holders of Underlying Common Stock, the Company shall not:

               (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities;

               (ii) except as expressly contemplated by this Agreement, directly or indirectly redeem, purchase or otherwise acquire any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities) other than the Preferred Stock pursuant to the terms of the Articles of Incorporation;

               (iii) except as expressly contemplated by this Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any securities of the Company (including, without limitation, warrants, options and other rights to acquire equity securities);

               (iv) make any loans or advances to, guarantees for the benefit of, or Investments in, any Person except for (a) reasonable advances to employees in the ordinary course of business, (b) acquisitions permitted pursuant to subparagraph (viii) below and (c) Investments having a stated maturity no greater than one year from the date the Company makes such Investment (or similar Investment) in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million or (3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc.;

               (v)     merge or consolidate with any Person;

               (vi) sell, lease or otherwise dispose of more than 25% of the assets of the Company in any transaction or series of related transactions or sell or permanently dispose of any of its Proprietary Rights;

               (vii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into partnership or limited liability company form);

               (viii) acquire any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise) or enter into any joint venture, involving an aggregate consideration (including the assumption of liabilities whether direct or indirect) exceeding $1,000,000 in any one transaction or exceeding $2,000,000 in any twelve-month period;

               (ix) enter into the ownership, active management or operation of any business other than as presently conducted;

               (x) become subject to any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement, the Registration Agreement, the Shareholders Agreement, the Articles of

Incorporation or the Company's bylaws (including, without limitation, provisions relating to making redemptions and conversions of the Preferred Stock);

               (xi) except as expressly contemplated by this Agreement, make any amendment to the Amended and Restated Articles of Incorporation or the Company's bylaws, or file any resolution of the board of directors with the Washington Secretary of State containing any provisions which would increase the number of authorized shares of the Common Stock or the Preferred Stock or adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Stock or Underlying Common Stock under this Agreement, the Articles of Incorporation, the Company's bylaws, the Registration Agreement, or the Shareholders Agreement;

               (xii) enter into any transaction with any of its officers, directors, employees or Affiliates or any individual related by blood or marriage to any such Person (a "Relative") or any entity in which any such Person or individual owns a beneficial interest (an "Interested Entity"), except for normal employment arrangements and benefit programs on reasonable terms, which arrangements or programs must be approved by the Compensation Committee (as defined) if Geoffrey Barker, John Holt, or any Affiliate, Relative or Interested Entity thereof is a party thereto, and except as otherwise expressly contemplated by this Agreement;

               (xiii) the Company shall not increase the compensation of any officer of the Company, unless approved by the compensation committee of the board of directors, which shall be comprised of two directors representing the Investors and one director representing the Executives (as such terms are used in the Shareholders Agreement) (the "Compensation Committee");

               (xiv) establish or acquire (a) any Subsidiaries other than wholly-owned Subsidiaries or (b) any Subsidiaries organized outside of the United States and its territorial possessions;

               (xv) create, incur, assume or suffer to exist indebtedness for borrowed money exceeding in the aggregate [$1,000,000] outstanding at any time;

               (xvi) make any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding [$300,000] in the aggregate during any twelve-month period;

               (xvii) enter into any leases or other rental agreements (excluding (a) capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied and (b) the lease of the Company's offices at 2030 First Avenue, Suite 300, Seattle,

Washington 98121) under which the amount of the aggregate lease payments for all such agreements exceeds [$150,000] for any twelve-month period;

               (xviii) enter into (a) any contract triggered by any change of control or (b) any golden parachute agreement or (c) any employment agreement;

               (xix)   change its fiscal year; or

               (xx) increase the authorized size of its board of directors above six members.

       Notwithstanding the foregoing, the board of directors' discretion in administering The Cobalt Group, Inc. 1995 Stock Option Plan (the "Stock Option Plan") shall not be limited or restricted.

       3.4     AFFIRMATIVE COVENANTS

       Prior to the consummation of a Qualified Public Offering (used herein as defined in the Registration Agreement), the Company shall:

               (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its business;

               (ii) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its business may be properly and advantageously conducted at all times;

               (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies to the extent to which the failure to pay or discharge such obligations would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

               (iv) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due to the extent to which the failure to so comply would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

               (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company;

               (vi) maintain the key-man life insurance policies referred to in paragraph 2.6 hereof;

               (vii) maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied; and

       3.5     COMPLIANCE WITH AGREEMENTS

       The Company shall perform and observe (i) all of its obligations to each holder of the Preferred Stock and the Underlying Common Stock set forth in the Amended and Restated Articles of Incorporation and the Company's bylaws, and
(ii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement.

       3.6     CURRENT PUBLIC INFORMATION

       At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange thereunder and shall take such further action as may be required by Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission
("Rule 144"), all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 or (ii) a registration statement on Form S-1 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

       3.7     RESERVATION OF COMMON STOCK

       The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series B Preferred Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

       3.8     FIRPTA

       The Company acknowledges that certain Purchasers may be foreign entities or have foreign persons and entities as partners and that the Company may be required to file or cause to be filed in the future with the IRS certain statements with its United States income tax returns required under
Section 1.897-2(h) of the Treasury Regulations. The Company shall use reasonable efforts consistent with sound business practice to avoid becoming a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the IRC. Upon any Purchaser's request, the Company shall provide such Purchaser with a statement that the Company is or is not a "United States real property holding corporation" as of the date specified by the Purchaser (or as of the date of the request if the Purchaser does not specify a date) and shall send a copy of such statement to the IRS in a form and manner which identifies the Purchaser and which otherwise satisfies the requirements of
Section 1.89-2(h)(2) of the Treasury Regulations. In the event the Company in the future becomes a "United States real property holding corporation," the Company shall promptly notify the Purchaser in writing of such fact.
Thereafter, upon written request from any Purchaser, the Company shall provide information, documentation and assistance to such Purchaser reasonably related to the Company's status as a "United States real property holding corporation," including but not limited to (i) an affidavit stating (if true) that the stock held by such Purchaser is of a class that is regularly traded (as defined by Sections 1.897-l(n) and 1.897-9T of the Treasury Regulations) on an established securities market (as defined by Section 1.897-l(m) of the Treasury Regulations), and (ii) information or assistance which would enable such Purchaser to obtain a withholding certificate permitting a transferee of such Purchaser's stock to avoid or reduce any withholding obligation such transferee would otherwise have under federal tax law.

       3.9     REDEMPTION

       From the Purchase Price received by the Company upon the purchase and sale of the Series B Preferred Stock, as provided in Section 1.2 above, the Company shall redeem at least 2,173,204 of outstanding shares of Common Stock and at least 2,404,652 of outstanding shares of Series A Preferred Stock, and on the date stated in the Redemption Offer, which Redemption Offer as provided in paragraph 2.10 shall have been delivered as a condition to the Closing to each holder thereof, the Company shall be obligated to pay each such holder an amount equal to (i) $4.20 per share of Common Stock, and (ii) $4.20 per share of Series A Preferred Stock.

4.     TRANSFER OF RESTRICTED SECURITIES

       4.1     GENERAL PROVISIONS

       Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 4.2 below, any other legally available means of transfer.

       4.2     OPINION DELIVERY

       In connection with the transfer of any Restricted Securities (other than a transfer described in paragraph 4.1(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Perkins Coie, LLP or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Perkins Coie, LLP or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 7.3. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph 4.2 and paragraph 7.3.

       4.3     LEGEND REMOVAL

       Upon the request of any holder of Restricted Securities, the Company shall remove the Securities Act legend set forth in paragraph 7.3 from the certificates for such holder's Restricted Securities; provided that such Restricted Securities are eligible for sale pursuant to Rule 144(k).

5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       As a material inducement to the Purchaser to enter into this Agreement and purchase the Series B Preferred Stock, the Company hereby represents and warrants that:

       5.1     ORGANIZATION AND CORPORATE POWER

       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify and in which the failure to qualify would have a material adverse affect on the financial condition, operating results, assets, operations or business prospects of the Company. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's Amended and Restated Articles of Incorporation and bylaws which have been furnished to the Purchaser's special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

       5.2     CAPITAL STOCK AND RELATED MATTERS

               (i) As of the Closing and immediately after giving effect to the Redemption, the authorized capital stock of the Company shall consist of
(a) 4,510,934 shares of Series A Preferred Stock of which 2,106,282 shares shall be issued and outstanding, (b) 8,000,000 shares of Series B Preferred Stock of which 1,858,100 shares shall be issued and outstanding, (c) 7,000,000 shares of Series B-1 Preferred Stock of which 5,118,091 shares shall be issued and outstanding and (d) 200,000,000 shares of Common Stock, of which 1,329,685 shares shall be issued and outstanding and (i) 2,106,282 reserved for issuance upon conversion of the Series A Preferred Stock, (ii) 1,858,100 reserved for issuance upon conversion of the Series B Preferred Stock and (iii) 5,118,091 reserved for issuance upon conversion of the Series B-1 Preferred Stock. As of the Closing, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock; or any stock appreciation rights or phantom stock plans other than as set forth on Schedule 5.2(i). As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to the Amended and Restated Articles of Incorporation, the permitted redemptions described in Section 3.9 or as otherwise provided herein. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

               (ii) There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Series B Preferred Stock hereunder or the issuance of the Common Stock upon conversion of the Series B Preferred Stock.
To the best of the Company's knowledge, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Series B Preferred Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. Other than as described on Schedule 5.2(ii), to the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

       5.3     SUBSIDIARIES; INVESTMENTS

       Except as described on Schedule 5.3, the Company does not own or hold any rights to acquire any shares of stock or any other security or interest in any other Person, and the Company has never had any Subsidiary.

       5.4     AUTHORIZATION; NO BREACH

       The execution, delivery and performance of this Agreement, the Registration Agreement, the Shareholders Agreement, and all other agreements contemplated hereby to which the Company is a party, and the filing of the Articles of Incorporation have been duly authorized by the Company. This Agreement, the Registration Agreement, the Shareholders Agreement, the Amended and Restated Articles of Incorporation, and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as it may be limited by applicable bankruptcy, insolvency; reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. The execution and delivery by the Company of this Agreement, the Registration Agreement, the Shareholders Agreement, and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Series B Preferred Stock hereunder, the issuance of the Common Stock upon conversion of the Series B Preferred Stock, the Amended and Restated Articles of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not
(i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to the Amended and Restated Articles of Incorporation or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject.

       5.5     FINANCIAL STATEMENTS

       Attached hereto as the "Financial Statements Schedule" are the following financial statements:

               (i) the unaudited balance sheets of the Company as of December 31, 1996 and December 31, 1997, and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods then ended; and

               (ii) the unaudited balance sheet of the Company as of August 31, 1998 (the "Latest Balance Sheet").

       Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject to the lack of footnote disclosure and changes resulting from normal year-end adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company).

       5.6     ABSENCE OF UNDISCLOSED LIABILITIES

       Except as set forth on the attached "Liabilities Schedule," the Company does not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

       5.7     NO MATERIAL ADVERSE CHANGE

       Except as set forth on the attached "Adverse Change Schedule," since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company.

       5.8     ABSENCE OF CERTAIN DEVELOPMENTS

               (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Developments Schedule," since the date of the Latest Balance Sheet, the Company has not

                       (a) issued any notes, bonds or other debt securities or any equity securities or any securities convertible, exchangeable or exercisable into any equity securities;

                       (b) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                       (c) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

                       (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its stock or purchased or redeemed any shares of its stock or any warrants, options or other rights to acquire its stock;

                       (e) pledged any of its properties or assets or subjected them to any material lien, security interest, charge or other encumbrance, except liens for current property taxes not yet due and payable;

                       (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or cancelled any material debts or claims;

                       (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any Person;

                       (h) suffered any material extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

                       (i) made capital expenditures or commitments therefor that aggregate in excess of $50,000;

                       (j) entered into any other material transaction other than in the ordinary course of business or entered into any other material transaction; whether or not in the ordinary course of business;

                       (k) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $50,000 in the aggregate;

                       (l)    made any charitable contributions or pledges;

                       (m) suffered any damage, destruction or casualty loss exceeding in the aggregate $50,000, whether or not covered by insurance; or

                       (n) made any Investment in or taken steps to incorporate any Subsidiary.

               (ii) The Company has not at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

       5.9     ASSETS

       Except as set forth on the attached "Assets Schedule," the Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all liens, security interests, charges and encumbrances, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for liens disclosed on the Latest Balance Sheet (including any notes thereto) and liens for current property taxes not yet due and payable. Except as described on the Assets Schedule, the Company's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

       5.10    TAX MATTERS

       Except as set forth in the attached "Taxes Schedule" the Company has filed all tax returns which it is required to file under applicable laws and regulations; all such returns are complete and correct in all material respects; the Company in all material respects has paid all taxes due and owing by it and has withheld and paid over all taxes which it is obligated to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; the Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the accrual for current taxes on the Latest Balance Sheet would be adequate to pay all of the Company's current tax liabilities if its current tax year were treated as ending on the date of the Latest Balance Sheet; the assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor on the Latest Balance Sheet; no foreign, federal, state or local tax audits are pending or being conducted with respect to the Company, no information related to tax matters has been requested by any foreign, federal, state or local taxing authority and no notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning the Company's tax liability.

       5.11    CONTRACTS AND COMMITMENTS

               (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule," as of the Closing, the Company is not a party to any written or oral:

                       (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any contract with any labor union, or any severance agreements;

                       (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $50,000 or contract relating to loans to officers, directors or affiliates;

                       (c) contract under which the Company has advanced or loaned any other Person amounts in the aggregate exceeding $50,000;

                       (d) agreement or indenture relating to the borrowing of money or the mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of the Company;

                       (e)    guarantee of any obligation in excess of $50,000;

                       (f) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $50,000;

                       (g) lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

                       (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves a consideration in excess of $50,000;

                       (i) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any patent, trademark, trade name, copyright, know-how, trade secret or confidential information);

                       (j) warranty agreement with respect to its services rendered or its products sold or leased;

                       (k) agreement under which it has granted any Person any registration rights (including piggyback rights);

                       (l) contract, agreement or other arrangement with any officer, director, employee or Affiliate, or any Affiliate of any officer, director or employee;

                       (m) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

                       (n) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $50,000 annually.

               (ii) All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. The Company has performed all material obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any material contract, agreement or instrument to which the Company is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any material contract, agreement or instrument to which the Company is subject; the Company does not have any present expectation or intention of not fully performing all such obligations; the Company has no knowledge of any breach or anticipated breach by the other parties to any material contract or commitment to which it is a party; and the Company is not a party to any materially adverse contract or commitment.

       5.12    PROPRIETARY RIGHTS

       The attached "Proprietary Rights Schedule" contains a complete and accurate list of (i) all patented and registered Proprietary Rights owned by the Company, (ii) all pending patent applications and applications for registrations of other Proprietary Rights filed by the Company, (iii) all unregistered trade names and corporate names owned or used by the Company, and (iv) all unregistered trademarks, service marks and copyrights and computer software which are material to the financial condition, operating results, assets, operations or business prospects of the Company. The Proprietary Rights Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company to any third party with respect to any Proprietary Rights and all licenses and other rights granted by any third party to the Company with respect to any Proprietary Rights. The Company owns or has the right to use pursuant to a valid license all Proprietary Rights necessary for the operation of the business of the Company as presently conducted and as presently proposed to be conducted. Except as set forth on the Proprietary Rights Schedule, the loss or expiration of any Proprietary Right or related group of Proprietary Rights would not have a material adverse effect on the conduct of the Company's business, and no such loss or expiration is to the best of the Company's knowledge, threatened, pending or reasonably foreseeable. The Company has taken all reasonable and appropriate actions to maintain and protect the Proprietary Rights which it owns and uses. To the best of the Company's knowledge, the owners of any Proprietary Rights licensed to the Company have taken all reasonable and appropriate actions to maintain and protect the Proprietary Rights which are subject to such licenses. Except as indicated on the Proprietary Rights Schedule, (i) the Company owns all right, title, and interest in and to all of the Proprietary Rights listed on such Schedule and all other Proprietary Rights material to the operation of the business of the Company, (ii) there have been no claims made against the Company asserting the invalidity, misuse or unenforceability of any of such rights and, to the best of the Company s knowledge, there are no grounds for the same, (iii) the Company has not received a notice of conflict with the asserted rights of others within the last five years, and (iv) the conduct of the Company's business has not infringed or misappropriated and does not infringe or misappropriate any Proprietary Rights of other Persons, nor would any future conduct as presently contemplated infringe any Proprietary Rights of other Persons.

       5.13    LITIGATION

       Except as set forth on the attached "Litigation Schedule," there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to its business or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitations, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries, and, to the best of the Company's knowledge, there is no basis for any of the foregoing. The Company is not subject to any judgment, order or decree of any court or other governmental agency. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability which is material to its business.

       5.14    BROKERAGE

       Except as described in the attached "Brokerage Schedule," there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

       5.15    GOVERNMENTAL CONSENT

       No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the attached "Consents Schedule" and except as expressly contemplated herein or in the exhibits hereto.

       5.16    INSURANCE

       The attached "Insurance Schedule" contains a description of each insurance policy maintained by the Company with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. The Company is not in default with respect to its obligations under any insurance policy maintained by it. The insurance coverage of the Company is customary for corporations of similar size engaged in similar lines of business.

       5.17    EMPLOYEES

       The Company is not aware that any executive or key employee of the Company or any group of employees of the Company has any plans to terminate employment with the Company. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company is not aware that it has any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). Except as set forth on Schedule 5.17, neither the Company nor, to the best of the Company's knowledge, any of its employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company except for agreements between the Company and its present and former employees.

       5.18    ERISA

               (i) The "ERISA Schedule" attached hereto lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

                       (a) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the IRC, and other applicable laws.

                       (b) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Section Sec. 4980B of the IRC have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                       (c) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                       (d) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan and which is described on the ERISA Schedule as meeting the requirements of Section 401(a) of the IRC, meets the requirements of a "qualified plan" under Section 401(a) of the IRC and has within the last two years, either received a favorable determination letter from the IRS or has requested such a letter within the remedial amendment period of Section 401(b) of the IRC.

                       (e) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                       (f) The Company has delivered to the Purchaser correct and complete copies of the plan documents and Summary Plan Descriptions, the most recent determination letter received from the IRS, the most recent
Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

               (ii) With respect to each Employee Benefit Plan that the Company maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                       (a) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a reportable event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                       (b) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. The Company does not have any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                       (c) The Company has not incurred, or will incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the IRC with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

               (iii) Except as set forth on the ERISA Schedule, the Company does not contribute to, has not contributed to, or has not been required to contribute to any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiemployer Plan.

               (iv) Except as set forth on the ERISA Schedule, the Company does not maintain and has not maintained and does not contribute, has not contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Section 4980B of the IRC).

       5.19    COMPLIANCE WITH LAWS

       Except as set forth on the attached "Compliance Schedule," the Company has not violated any law or any governmental regulation or requirement which violation would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company, and the Company has not received notice of any such violation. The Company is not subject to any clean up liability, and has no has reason to believe it may become subject to any clean up liability, under any federal, state or local environmental law, rule or regulation.

       5.20    AFFILIATED TRANSACTIONS

       Except as set forth on the attached "Affiliated Transactions Schedule," no officer, director, shareholder or Affiliate of the Company or any individual related by blood or marriage to any such Person or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or has any material interest in any material property used by the Company.

       5.21    REAL PROPERTY HOLDING CORPORATION STATUS

       Since its date of incorporation the Company has not been, and as of the date of the Closing shall not be, a "United States real property holding corporation," as defined in Section 897(c)(2) of the IRC, and in
Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause the Company to become a "United States real property holding company," and the Company has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

       5.22    DISCLOSURE

       Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to any Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, in light of the circumstances under which such statements were made, not misleading. There is no fact which the Company has not disclosed to the Purchaser in writing and of which any of its officers, directors or executive employees is aware and which has had or would reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company.

       5.23    CLOSING DATE

       The representations and warranties of the Company contained in this
Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to any Purchaser shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

       5.24    DEFINITIONS

       For the purposes of this Agreement, the following terms have the meanings set forth below:

       "AFFILIATE" of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity.

       "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan,
(b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan, or (e) any bonus, incentive, severance, stock option, stock purchase, short-term disability plan or other material fringe benefit plan, program or arrangement, including policies concerning holidays, vacations and salary continuation during short absences for illness or otherwise.

       "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

       "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

       "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

       "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

       "IRS" means the United States Internal Revenue Service.

       "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

       "OFFICER'S CERTIFICATE" means a certificate signed by one of the Company's Co-Chief Executive Officers, stating that (i) he has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of his knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

       "PBGC" means the Pension Benefit Guaranty Corporation.

       "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

       "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Section 406 and Section 4975 of the IRC.

       "PROPRIETARY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium).

       "RESTRICTED SECURITIES" means (i) the Series B Preferred Stock issued hereunder, (ii) the Common Stock issued upon conversion of the Series B Preferred Stock and (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 7.3 have been delivered by the Company in accordance with paragraph 4.2. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 7.3.

       "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

       "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

       "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

       "SUBSIDIARY" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

       "TREASURY REGULATIONS" means the United States Treasury Regulations promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

       "UNDERLYING COMMON STOCK" means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock and (ii) any Common Stock issued or issuable with respect to the-securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Preferred Stock shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Preferred Stock in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Preferred Stock. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been
(a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

6.     MISCELLANEOUS

       6.1     EXPENSES

       The Company agrees to pay, and hold the Purchaser and all holders of Underlying Common Stock harmless against liability for the payment of, (i) the reasonable and documented fees and expenses of Perkins Coie, LLP not to exceed $35,000 arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing and (ii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Series B Preferred Stock or any shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

       6.2     REMEDIES

       Each holder of Preferred Stock and Underlying Common Stock shall have all rights and remedies set forth in this Agreement and the Amended and Restated Articles of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

       6.3     PURCHASER'S INVESTMENT REPRESENTATIONS

       The Purchaser hereby represents that it or he is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended, and is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its or his own account with the present intention of holding such securities for purposes of investment, and that it or he has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

       "The securities represented by this certificate were originally issued on October 7, 1998, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of October 7, 1998 between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

       6.4     CONSENT TO AMENDMENTS

       Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Underlying Common Stock or any delay in exercising any rights hereunder or under the Amended and Restated Articles of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Preferred Stock or Underlying Common Stock held by the Company shall not be deemed to be outstanding.

       6.5     SURVIVAL OF REPRESENTATIONS AND WARRANTIES

       All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf, for a period of two years from the Closing.

       6.6     SUCCESSORS AND ASSIGNS

       Except with respect to the rights granted in paragraphs 3.1 and 3.2 and as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Preferred Stock or Underlying Common Stock are


                                         -32
also for the benefit of, and enforceable by, any subsequent holder of such Preferred Stock or such Underlying Common Stock, except for the provisions in paragraphs 3.1 and 3.2.

       6.7     SEVERABILITY

       Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

       6.8     COUNTERPARTS

       This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

       6.9     DESCRIPTIVE HEADINGS; INTERPRETATION

       The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

       6.10    GOVERNING LAW

       This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (either of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

       6.11    NOTICES

       All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchaser at the address indicated on the Schedule of Purchasers and to the Company at the address indicated below:

       The Cobalt Group, Inc.
       2030 First Avenue
       Suite 300
       Seattle, Washington 98121
       Attention:   John W.P. Holt
                     Geoffrey T. Barker

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.
                                     THE COBALT GROUP, INC.


                                     By:
                                         ------------------------------------
                                             Name:
                                                  ---------------------------
                                             Title:
                                                   --------------------------
                                     WARBURG, PINCUS EQUITY
                                     PARTNERS, L.P.

                                     By:     Warburg, Pincus & Co., Inc.
                                             Its:  General Partner


                                             By:
                                                 ----------------------------
                                                    Joseph P. Landy
                                                    Its
                                                        ---------------------

                                SCHEDULE OF PURCHASERS


                                                            TOTAL PURCHASE
                               NUMBER OF SHARES           PRICE OF SHARES OF
 NAME AND ADDRESS        OF SERIES B PREFERRED STOCK   SERIES B PREFERRED STOCK
 Warburg, Pincus Equity  Series B    1,858,100         Series B    $7,804,020
 Partners, L.P.          Series B-1   5,118,091        Series B-1  $21,495,982
 466 Lexington Avenue
 New York, NY  10017
